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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]


May 21, 2002


Raindance Communications, Inc.
1157 Century Drive
Louisville, Colorado 80027

                                    MICHAEL L. PLATT
                                    (720) 566-4012
                                    mplatt@cooley.com
                                    Admitted to Practice in Colorado, California

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Raindance Communications, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 395,745 shares of the Company's common stock, $.0015 par value (the "Shares"), issued in connection with the Asset Purchase Agreement, dated as of April 17, 2002, which are owned by certain selling stockholders named in the Registration Statement.

         In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, your Amended and Restated Certificate of Incorporation and Bylaws, as amended and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


Very truly yours,

Cooley Godward LLP



By:      /s/ Michael L. Platt
             Michael L. Platt